                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the Registrant  [ ]
         Filed by a Party other than the Registrant  [X]

         Check the appropriate box:
         [ ] Preliminary Proxy Statement                      [ ] Confidential.  For use of the Commission Only
                                                                  (as permitted by Rule 14a-6(e)(2))

         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Community Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                  Stockholders for Integrity and Responsibility
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

         (5) Total fee paid:


--------------------------------------------------------------------------------

         [ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1) Amount previously paid:


--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------

         (3) Filing Party:


--------------------------------------------------------------------------------

         (4) Date Filed:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Attention

                                 Community Bank

                                 Stockholders!
--------------------------------------------------------------------------------

                            Kennon Patterson, Sr.'s,
                                COMPENSATION IS
                                 UNREASONABLE!


Patterson's Compensation vs other bank's CEO's


                              1993     1994     1995     1996      1997    1998
                            -------- -------- -------- -------- -------- --------
Community Bancshares        $316,900 $620,400 $570,400 $632,400 $694,600 $778,246 Source: SEC filings (Proxy Statements and 10-K's)
                                                                                  for each company. Note: Compensation includes
BankFirst Corporation                                   207,934  234,349  272,000 salary, bonuses and Director's fees: data excludes offers and restricted stock awards.
South Alabama                                                                     Compensation data for the CEO of BankFirst
Bancorporation               210,000  130,000  142,500  155,000  167,500  176,000 Corporation was unavailable for 1993, 1994, and
                                                                                  1995. Compensation data for the CEO of Auburn
Auburn National                                                                   National Bankcorporation was unavailable for 1998.
Bancorporation, Inc.         172,100  189,048  191,248  215,000  229,000 Not
                                                                         Available

Peoples Banktrust Co., Inc.  152,164  170,727  182,570  205,036  183,888  197,128


Like Community Bank, People's Banktrust, Auburn National, South Alabama Bancorporation, and Bankfirst Corporation are all publicly traded bank holding companies located in Alabama and Tennessee with less than $1 billion in assets. The average cash compensation in 1998 of the CEOs of these banks was $183,918. Ken Patterson's cash compensation was $778,246 in 1998.

--------------------------------------------------------------------------------

Ken Patterson Sr.'s compensation is out of proportion to that of his peers. In fact, we believe his compensation is unreasonable and is one reason Community Bank's return on average assets (ROAA) and earnings per share (EPS) are declining.

You can vote to END the excesses at Community Bank. By voting YES on the BLUE proxy card you have recently received, you can help restore integrity and responsibility back to the Bank's management. Voting YES is voting to PROTECT your investment in Community Bank.



[X] Stockholders for Integrity & Responsibility        P.O. Box 668
                     --------------------------        Blountsville, AL 35031
                                                       1-888-463-4419

"Community Bank" refers to Community Bancshares, Inc. and its subsidiaries.

--------------------------------------------------------------------------------
                                 VOTE YES! [X]
to return integrity and responsibility to the top management of Community Bank.

--------------------------------------------------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THE FOLLOWING ADDITIONAL
INFORMATION:

Stockholders for Integrity and Responsibility (the "Committee") will be soliciting proxies in connection with the 1999 Annual Meeting of Stockholders of Community Bancshares, Inc. (the "Company") for its nominees for Director and its proposals and against the proposals of the Company. The following stockholders are deemed to be participants in the solicitation of proxies by the Committee as of the date hereof. R. C. Corr, Jr. is deemed to own beneficially (as that term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) 280,356 shares of Common Stock of the Company, which constitutes approximately 6.0% of the outstanding shares of Common Stock. Doris J. Corr is deemed to own beneficially 322, 172 shares of Common Stock of the Company, which constitutes 6.9% of the outstanding shares of Common Stock. Bryan A. Corr is deemed to own beneficially 190,205 shares of Common Stock of the Company, which constitutes 4.1% of the outstanding shares of Common Stock. Joan M. Currier is deemed to own beneficially 138,334 shares of Common Stock of the Company, which constitutes 3.0% of the outstanding shares of Common Stock. John David Currier is deemed to own beneficially 7,880 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. Corr, Inc. is deemed to own beneficially 120,000 shares of Common Stock of the Company, which constitutes 2.6% of the outstanding shares of Common Stock. A. Lee Hanson is deemed to own beneficially 73,648 shares of Common Stock of the Company, which constitutes 1.6% of the outstanding shares of Common Stock. Jimmy C. Smith is deemed to own 4,850 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. J. R. Whitlock, Sr. is deemed to own beneficially 6,230 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. William S. Wittmeier, Jr. is deemed to own beneficially 1,260 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. Percentages are determined on the basis of 4,656,847 shares of Common Stock reported by the Company as being outstanding on March 15, 1999.